                                                                  Exhibit 4.8A

                       FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment") made as of the 8th day of May, 1996 among Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the Financial Institutions whose names appear as Lenders on the signature pages hereof (the "Lenders"), and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"),

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Loan Agreement dated as of January 17, 1996 (the "Loan Agreement"); and

     WHEREAS, the parties hereto desire to amend the Loan Agreement to reduce the interest rates payable on the Loans, as set forth herein;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement except as otherwise defined or limited herein, and further agree as follows:

     1.  Amendment to Section 2.3(f).  Section 2.3(f) of the Loan Agreement,
         ---------------------------
Applicable Margin, is hereby amended by deleting the existing table in its
- -----------------
entirety and by substituting the following table therefor:



                              Prime Rate Advance   Eurodollar Advance
Leverage Ratio                Applicable Margin    Applicable Margin
- ----------------------------  -------------------  -------------------

Greater than 6.50                    1.250%               2.375%

Greater than 6.00 but less           0.875%               2.000%
 than or equal to 6.50

Greater than 5.50 but less           0.625%               1.750%
 than or equal to 6.00

Greater than 5.00 but less           0.375%               1.500%
 than or equal to 5.50

Greater than 4.50 but less           0.125%               1.250%
 than or equal to 5.00

Greater than 4.00 but less           0.000%               1.000%
 than or equal to 4.50

Greater than 3.00 but less           0.000%               0.750%
 than or equal to 4.00

Less than or equal to 3.0            0.000%               0.500%

     2.  Conditions Precedent.  This Amendment is subject to the prior
         --------------------
fulfillment of each of the following conditions:

         (a) The representations and warranties of the Borrower under the Loan Agreement and of other obligors under the other Loan Documents shall be true and correct as of the date hereof; and

         (b) The Administrative Agent's receipt of all such other certificates, reports, statements, or other documents as the Administrative Agent or any Lender may reasonably request.

     3.  Waiver; No Other Amendments or Waivers.
         --------------------------------------

         (a) On January 9, 1996, Evergreen Media Corporation entered into an Option Agreement with Chancellor Broadcasting Company, pursuant to which Evergreen Media Corporation acquired the right to acquire an AM and an FM
station in Detroit, Michigan.   Evergreen Media Corporation has now assigned its
rights under such Option Agreement and any related contracts to the Borrower. Accordingly, the Lenders hereby agree to waive any Default which may have occurred under the Parent Company Guaranty and the Loan Agreement by virtue of this transaction.

         (b) Notwithstanding the foregoing, and except for the amendments and waivers set forth above, the text of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Loan Agreement and the other Loan Documents.

     4.  Counterparts.  This Amendment may be executed in multiple counterparts,
         ------------
each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     5.  Governing Law.  This Amendment shall be deemed to be made pursuant to
         -------------
the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

     6.  Loan Document.  This Amendment shall be deemed to be a Loan Document
         -------------
for all purposes under the Loan Agreement.

     7.  Effective Date.  This Amendment shall be effective as of the date first
         --------------
written above.

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.


BORROWER:                       EVERGREEN MEDIA CORPORATION OF
                                LOS ANGELES, a Delaware corporation

                                  By:_______________________________________

                                       Its:_________________________________

                                  Attest:___________________________________

                                       Its:_________________________________



ADMINISTRATIVE AGENT:             TORONTO DOMINION (TEXAS), INC., a
                                  Delaware corporation

                                  By:_______________________________________

                                       Its:_________________________________


COLLATERAL AGENT:                 TORONTO DOMINION (TEXAS), INC., a Delaware
                                  corporation

                                  By:_______________________________________

                                       Its:_________________________________



LENDERS:                          TORONTO DOMINION (TEXAS), INC., a
                                  Delaware corporation

                                  By:_______________________________________

                                       Its:_________________________________

                                  THE BANK OF NEW YORK

                                  By:_______________________________________

                                       Its:_________________________________



                                  NATIONSBANK OF TEXAS, N.A.

                                  By:_______________________________________

                                       Its:_________________________________



                                  BANK OF HAWAII

                                  By:_______________________________________

                                       Its:_________________________________



                                  THE BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION

                                  By:_______________________________________

                                       Its:_________________________________


                                  THE BANK OF IRELAND

                                  By:_______________________________________

                                       Its:_________________________________

                                  THE FIRST NATIONAL BANK OF BOSTON

                                  By:_______________________________________

                                       Its:_________________________________


                                  BANKERS TRUST COMPANY

                                  By:_______________________________________

                                       Its:_________________________________


                                  BANQUE PARIBAS

                                  By:_______________________________________

                                       Its:_________________________________


                                  BANQUE FRANCAISE du COMMERCE EXTERIEUR

                                  By:_______________________________________

                                       Its:_________________________________


                                  CIBC INC.

                                  By:_______________________________________

                                       Its:_________________________________

                                  COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                  EUROPEENNE

                                  By:_______________________________________

                                       Its:_________________________________


                                  CORESTATES BANK, N.A.

                                  By:_______________________________________

                                       Its:_________________________________


                                  CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                  By:_______________________________________

                                       Its:_________________________________


                                  THE DAI-ICHI KANGYO BANK, LTD.

                                  By:_______________________________________

                                       Its:_________________________________


                                  FIRST INTERSTATE BANK OF TEXAS, N.A.

                                  By:_______________________________________

                                       Its:_________________________________

                                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                  By:_______________________________________

                                       Its:_________________________________


                                  FLEET NATIONAL BANK

                                  By:_______________________________________

                                       Its:_________________________________


                                  THE FUJI BANK, LIMITED

                                  By:_______________________________________

                                       Its:_________________________________


                                  MIDLAND BANK PLC

                                  By:_______________________________________

                                       Its:_________________________________

                                  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                                  NEW YORK BRANCH

                                  By:_______________________________________

                                       Its:_________________________________


                                  MELLON BANK, N.A.

                                  By:_______________________________________

                                       Its:_________________________________


                                  THE MITSUBISHI TRUST AND BANKING CORPORATION

                                  By:_______________________________________

                                       Its:_________________________________


                                  THE ROYAL BANK OF SCOTLAND plc

                                  By:_______________________________________

                                       Its:_________________________________


                                  SOCIETE GENERALE

                                  By:_______________________________________

                                       Its:_________________________________

                                  SOCIETY NATIONAL BANK

                                  By:_______________________________________

                                       Its:_________________________________


                                  THE SUMITOMO TRUST & BANKING CO., LTD.,
                                  NEW YORK BRANCH

                                  By:_______________________________________

                                       Its:_________________________________


                                  UNION BANK

                                  By:_______________________________________

                                       Its:_________________________________

           THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



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